IRREVOCABLE POWER OF ATTORNEY AND PROXY
                       ---------------------------------------

     Reference is made to that certain Share Exchange Agreement (the "Share Exchange Agreement") of even date herewith by and among Telzuit Technologies, LLC ("Telzuit LLC"), Telzuit Technologies, Inc. ("Telzuit Inc"), Michael J. Vosch, James P. Tolan, and Don Sproat, Taylor Madison Corp. ("Taylor Madison"), and each of the persons listed on Exhibit "A" attached thereto, pursuant to which Telzuit LLC is transferring to Taylor Madison all of the issued and outstanding capital stock of Telzuit Inc, in exchange for 2,207,723 shares of Series B Convertible Preferred Stock of Taylor Madison (the "Share Exchange"). After completion of the Share Exchange, Taylor Madison intends on effecting a 1 for 31 reverse stock split (the "Reverse Stock Split"). In order to allow Telzuit LLC to exercise voting control of Taylor Madison pending completion of the Reverse Stock Split, and as an inducement to Telzuit LLC to complete the Share Exchange prior to completion of the Reverse Stock Split, the undersigned hereby irrevocably, makes, constitutes and appoints, with regard to 3,478,000 shares of common stock of Taylor Madison held in the name of the undersigned (the "Stock"), Telzuit LLC (the "Agent"), as its true and lawful attorney-in-fact and proxy, with full power of substitution, to represent the undersigned or any assignee thereof at all regular and special meetings of Taylor Madison, or any adjournment(s) thereof, and to vote the Stock for any and all purposes. This power of attorney and proxy shall expire upon the earlier of: (a) the date that the Reverse Stock Split is declared effective, or (b) May 6, 2006.

     All acts performed by the undersigned's attorney-in-fact pursuant to the authority herein granted shall have the same effect on and shall inure to the benefit of and bind the undersigned, its heirs, devisees, personal representatives and assigns as though each such act was performed by the undersigned; and no person dealing with the undersigned's named attorney-in-fact and proxy shall be required to determine whether the powers herein granted have been modified or terminated.

     The undersigned confirms and acknowledges that this power of attorney and proxy is irrevocable and is coupled with an interest and has been granted under and is subject to the provisions of Section 607.0722 of Florida Statutes. The undersigned further ratifies and confirms all that its named attorney, or its substitute, shall lawfully do or cause to be done by virtue of this authorization.

     This  Proxy  was  executed  on  May  6,  2005.




                                            -------------------------------
                                            Michael  B.  Wellikoff


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